UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2026, SKYX Platforms Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to issue to the purchaser in a registered direct offering (the “Offering”) 10,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), at an offering price of $2.50 per share. The aggregate gross proceeds to the Company from the Offering will be approximately $25.0 million, before deducting placement agent fees and other estimated offering expenses. The Company currently intends to use the net proceeds from the Offering for working capital and other general corporate purposes. The Offering is expected to close on January 26, 2026, subject to the satisfaction of customary closing conditions.

The shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-271698), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2023, the base prospectus included therein, and a prospectus supplement filed with the SEC.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company and the purchaser, customary conditions to closing, and customary indemnification obligations of the Company. Pursuant to the terms of the Purchase Agreement, until 90 days after the closing date, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto.

Roth Capital Partners, LLC acted as the exclusive placement agent (the “Placement Agent”) on a best efforts basis in connection with the Offering pursuant to that certain placement agency agreement, dated January 23, 2026 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent will receive a cash fee of 6.5% of the aggregate gross proceeds paid to the Company for the securities sold in the Offering and reimbursement of certain out-of-pocket expenses of $75,000. The Placement Agency Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

The foregoing summary of the Purchase Agreement and the Placement Agency Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Purchase Agreement and the Placement Agency Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 1.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Placement Agency Agreement were made solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, such agreements are incorporated herein by reference only to provide investors with information regarding the terms of such agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the legal opinion and consent of Thompson Hine LLP relating to the shares issued in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01 Regulation FD Disclosure

The Company issued a press release announcing the pricing of the Offering on January 23, 2026. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering and expected use thereof. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K filed with the SEC on March 24, 2025 and the final prospectus supplement filed with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
1.1	Placement Agency Agreement, dated January 23, 2026, by and between SKYX Platforms Corp. and Roth Capital Partners, LLC.
5.1	Opinion of Thompson Hine LLP.
10.1	Form of Securities Purchase Agreement, dated January 23, 2026.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).
99.1	Press Release, dated January 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: January 26, 2026	By:	/s/ Leonard J. Sokolow
	Name:	Leonard J. Sokolow
	Title:	Chief Executive Officer